Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our report on our audits of the financial statements of Manhattan Pharmaceuticals, Inc. as of December 31, 2008 and 2007 and for the years then ended and on the statements of operations, changes in stockholders' equity (deficiency) and cash flows for the period from August 6, 2001 (date of inception) to December 31, 2008, which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern, included in this Annual Report on Form 10-K for the year ended December 31, 2008, is dated March 30, 2009. We consent to the incorporation by reference of our report in the following registration statements previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the registration statements on Forms S-3 with SEC File Nos. 333-131814 and 333-142788 and the registration statements on Forms S-8 with SEC file Nos. 333-15807, 333-112888, 333-112889, 333-143838 and 333-48531.

/s/ J.H. Cohn LLP

Roseland, New Jersey
March 30, 2009